UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 24, 2006

                            NEWGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



           Nevada                   000- 23365              33-0840184
(State or Other Jurisdiction     (Commission File        (I.R.S. Employer
      of Incorporation)               Number)          Identification Number)

         6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210
              (Address of principal executive offices) (zip code)

                                 (704) 552-3590
              (Registrant's telephone number, including area code)


                                   Copies to:
                              Thomas A. Rose, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.

      On May 24, 2006, the Company and its wholly-owned subsidiary, Refuel America, Inc. ("Refuel") were served with a complaint in an action entitled John King v. NewGen Technologies, Inc. and Refuel America, Inc. The action was filed in the US District Court for the Western District of North Carolina. Mr. King served as Chief Executive Officer of the Company from June 9, 2005 through his resignation on September 9, 2005. Mr. King then served as Chief Executive Officer of the Company's International Operations until January 15, 2006. Mr. King also served as a member of the Company's Board of Directors from June 9, 2005 through January 16, 2006 when he was removed by a vote of the holders of a majority of the Company's common stock. In the complaint, Mr. King alleges that he was party to an employment agreement with ICF Industries Ltd. with a term expiring on November 30, 2009, and that such agreement became the responsibility of the Company through assignment or succession. Mr. King claims he is entitled to receive all compensation due under the employment agreement, including $300,000 per year of the remaining term of the agreement, together with certain shares of the Company's common stock and options to purchase common stock. Mr. King also claims that Refuel issued a promissory note to him for money loaned in the amount of $316,500 which was due an payable on December 1, 2005, of which only $35,000 has been paid to date.

      The Company does not believe that Mr. King's claims with respect to the employment agreement have any merit, as such agreement was with a party unrelated to the Company. Further, the Company believes it has meritorious defenses to the payment of any funds due pursuant to the promissory note, as well as affirmative claims against Mr. King for amounts in excess of the amounts claimed to be due to Mr. King under the promissory note. In addition, contrary to Mr. King's claim, the due date of the Note was extended to January 15, 2006. The Company intends to vigorously defend the action against Mr. King.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NEWGEN TECHNOLOGIES, INC.


Dated: May 31, 2006                            By:  /s/ Scott Deininger
                                                    ----------------------------
                                               Name:    Scott Deininger
                                               Title:   Chief Financial Officer




                                       2